UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 8, 2010
Date of Report (Date of earliest event reported)

THE GYMBOREE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

500 Howard Street, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 278-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2010, the stockholders of The Gymboree Corporation (the "Company") approved an amendment to the Company's 2004 Equity Incentive Plan at the Annual Meeting of Stockholders. The amendment increased the number of shares of the Company's common stock reserved for issuance under the 2004 Equity Incentive Plan by 1,350,000 shares, for a total of 4,465,000 shares of common stock authorized for issuance under the plan.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s 2010 Annual Meeting of Stockholders was held on June 8, 2010. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

(I)	Election of three Class II directors, each to serve for a three-year term expiring upon the 2013 Annual Meeting of Stockholders.

			Broker
	For	Withheld	Non-votes

Blair W. Lambert	25,096,128	793,327	1,267,911

Daniel R. Lyle	25,723,020	166,435	1,267,911

Scott A. Ryles	25,723,020	166,435	1,267,911

(II)	Amendment to The Gymboree Corporation 2004 Equity Incentive Plan to authorize the issuance of an additional 1,350,000 shares of the Company’s Common Stock.

			Broker
For	Against	Abstain	Non-votes
19,688,729	5,390,983	809,743	1,267,911

(III)	Advisory vote on the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending January 29, 2011.

			Broker
For	Against	Abstain	Non-votes
26,592,641	559,668	5,057

Item 8.01	Other

On June 4, 2010, Marina Armstrong, The Gymboree Corporation's (the "Company's") Senior Vice President and General Manager established a Rule 10b5-1 sales plan for shares of the Company's common stock as part of a personal investment diversification strategy. The plan specifies the duration of the plan, which will expire June 30, 2011, the number of shares to be sold, and the times and prices at which shares may be sold. The shares to be sold were acquired by purchase through the Company's employee stock purchase plan and pursuant to restricted stock awards that were granted to Ms. Armstrong from 2006 to 2009.

On June 7, 2010, Jeffrey Harris, the Company's Chief Financial Officer, established a Rule 10b5-1 sales plan for shares of the Company's common stock as part of a personal investment diversification strategy. The plan specifies the duration of the plan, which will expire August 19, 2011, the number of shares to be sold, and the times and prices at which shares may be sold. The shares to be sold were acquired by purchase through the Company's employee stock purchase plan, pursuant to restricted stock unit awards that were granted to Mr. Harris from 2006 to 2009 or will be acquired upon the exercise of stock options that were granted to Mr. Harris in 2005.

Rule 10b5-1 requires, among other things, that the trading plans be established only at a time when the officer is not aware of material, nonpublic information. If all conditions of the plans are met, the aggregate maximum number of shares that may be sold under the plans would be 60,000 and 23,520, for each of Ms. Armstrong and Mr. Harris, respectively, which would equal approximately 24.7% and 40.5%, respectively, of the aggregate number of shares, including vested and unvested equity awards, each officer holds as of June 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: June 11, 2010	By:	/s/ KIMBERLY HOLTZ MACMILLAN
Name: Kimberly Holtz MacMillan
Title: Vice President and General Counsel